Exhibit 99.1

Synergy Pharmaceuticals Reports First Quarter 2014 Financial Results: Cash and Investments Increase to $70.6 million as of March 31, 2014

NEW YORK, May 13, 2014 — Synergy Pharmaceuticals Inc. (Nasdaq: SGYP), a developer of new drugs to treat gastrointestinal diseases and disorders, today reported its financial results and business update for the first quarter ended March 31, 2014. Synergy is developing plecanatide for the treatment of both chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C), plus SP-333 for opioid-induced constipation (OIC).

Recent Developments

•                  On April 30, 2014, Synergy announced positive top-line results from a phase 2b dose-ranging study assessing plecanatide’s safety and efficacy in 424 patients with IBS-C. The primary objective of this trial was to determine an effective, safe and well tolerated dose for plecanatide phase 3 trials with IBS-C patients. Preliminary analysis of the data indicates plecanatide 1.0, 3.0 and 9.0 mg doses demonstrated statistically significant improvement in complete spontaneous bowel movement (CSBM) frequency — the study’s primary endpoint — and was safe and well tolerated at all doses. Notably, patients taking the plecanatide 3.0 mg dose consistently experienced statistically significant improvement in important secondary endpoints such as change from baseline versus placebo in worst abdominal pain and the FDA overall responder endpoint for IBS-C over the 12-week treatment. Patients in the plecanatide 3.0 mg dose group also experienced a less than 10% diarrhea rate. Once full analysis of the data is complete, Synergy plans to present complete results of the trial at an appropriate scientific conference this fall. The company intends to initiate pivotal phase 3 trials with IBS-C patients in the second half of 2014.

•                  From January 1, 2014 through February 27, 2014, Synergy sold 3,644,143 shares of common stock in the open market for gross proceeds of approximately $21.2 million, at an average selling price of $5.82 per share. This completed the Company’s original $30 million of proposed sales of common stock pursuant to the June 21, 2012 Controlled Equity Offering Sales Agreement, or ATM facility, with Cantor Fitzgerald & Co.(Cantor).

•                  On March 5, 2014, Synergy entered into Amendment No. 1 to its Controlled Equity Offering Sales Agreement with Cantor (the Amendment), pursuant to which the Company may offer and sell additional shares of its common stock, up to an additional aggregate offering price of $50.0 million. From March 5, 2014 through March 31, 2014, Synergy sold 228,249 shares of common stock, for gross proceeds of $1.4 million, at an average selling price of $6.08 per share, under the Amendment.  As of May 9, 2014 Synergy had $48.6 million available unsold under this ATM facility.

“We are pleased to report that the $22.6 million raised through our ATM facility with Cantor during the quarter, at favorable per share pricing, has strengthened our balance sheet considerably, as we now prepare to successfully execute on our Phase 3 IBS-C clinical program.” said Bernard Denoyer, Senior Vice President, Finance.

Synergy’s cash, cash equivalents and available-for-sale securities balance as of March 31, 2014 was $70.6 million as compared to $68.1 million on December 31, 2013. During the three months ended March 31, 2014, net cash, after fees and expenses provided by the Company’s controlled equity sales of its common stock was $22.0 million as compared to $4.5 million during the three months ended March 31, 2013. Net cashed used in operating activities was $20.0 million during the three months ended March 31, 2014, as compared to $15.6 million during the three months ended March 31, 2013.

Net loss for the three months ended March 31, 2014 was $16.2 million or $0.18 per share, as compared to a net loss of $18.7 million, or $0.26 per share, for the quarter ended March 31, 2013.  During the three months ended March 31, 2014, non-cash expense items, principally a change in fair value of derivative instruments and stock based compensation expense, totaled approximately $1 million or $0.01 per share, whereas such items in the three months ended March 31, 2013 totaled $2.4 million, or $0.03 per share.

Synergy had approximately 94.1 million common shares issued and outstanding at March 31, 2014.

About Synergy Pharmaceuticals Inc.

Synergy Pharmaceuticals Inc. is a biotechnology company focused on the research and development of novel therapies based on the natural human hormone, uroguanylin,  for the treatment of gastrointestinal (GI) diseases and disorders. Uroguanylin is a natural hormone produced by humans in the small intestine and plays a key role in regulating the normal functioning of the digestive tract through its activity on the guanylate cyclase-C (GC-C) receptor. The GC-C receptor is known to be a primary source for stimulating a variety of beneficial physiological responses. Synergy has created two unique analogs of uroguanylin — plecanatide and SP-333 — designed to mimic the natural hormone’s activity on the GC-C receptor and target a variety of GI conditions. Plecanatide is in two pivotal phase 3 clinical trials for chronic idiopathic constipation and has successfully completed a phase 2b study for irritable bowel syndrome with constipation. SP-333 is in phase 2 development for opioid-induced constipation and is also being explored for ulcerative colitis. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2013 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances; and thus you should not unduly rely on these statements.

Condensed Consolidated Balance Sheets

($ in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash, cash equivalents and short term available for sale securities	$70,638	$68,157
Prepaid expenses and other current assets	5,578	3,718
Total Current Assets	76,216	71,875
Property and equipment, net	589	589
Security deposits	94	94
Total Assets	$76,899	$72,558
Liabilities and Stockholders’ Equity
Accounts payable	$9,931	$13,542
Accrued expenses	2,663	2,134
Total Current Liabilities	12,594	15,676
Derivative financial instruments —warrants	1,311	1,534
Total Liabilities	13,905	17,210
Common stock	10	10
Additional paid-in capital	250,386	226,515
Deficit accumulated during development stage	(187,402)	(171,177)
Total Stockholders’ Equity	62,994	55,348
Total Liabilities and Stockholders’ Equity	$76,899	$72,558

Condensed Consolidated Statement of Operations
($ in thousands except share and per share data)

(unaudited)

	Three Months ended March 31, 2014	Three Months ended March 31, 2013

Revenues	$—	$—
Costs and Expenses:
Research and development	13,299	14,344
General and administrative	3,178	3,278
Loss from Operations	(16,477)	(17,622)
Interest and investment income	58	18
Other income/(expense)	(29)	—
Change in Fair Value of Financial Instruments	223	(1,093)
Total Other Income/(Loss)	252	(1,075)
Net Loss	$(16,225)	$(18,697)

Net Loss per common share, basic and diluted	$(0.18)	$(0.26)
Weighted Average Common Shares Outstanding	92,056,124	72,789,006

CONTACT:

Media Contact

Gem Gokmen

Office:  212-584-7610

Mobile:  646-637-3208

ggokmen@synergypharma.com

Investor Contact

Bernard Denoyer

Office: 212-297-0020

Mobile: 203-300-8147

bdenoyer@synergypharma.com